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                                                                    EXHIBIT 10.7

                               EXPENSE AGREEMENT

     AGREEMENT dated as of April 30, 1999 by and between New England Zenith Fund, a Massachusetts business trust (the "Trust"), and New England Investment Management, Inc., a Massachusetts corporation (the "Adviser").

     WHEREAS, the Adviser is the investment adviser of several series of shares of beneficial interest (the "Series") of the Trust pursuant to separate advisory agreements relating to each Series; and

     WHEREAS, the Adviser was recently appointed the investment adviser of two of these Series, which Series are newly-organized; and

     WHEREAS, the Trust and the Adviser desire to enter into the arrangements described herein relating to the payment of certain expenses of the Trust;

     NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

     1. Until further notice from the Adviser to the Trust, the Adviser will waive such portion of the fees payable to it under the Advisory Agreement relating to each Series listed in this Section 1, or pay such portion of the other operating expenses (including amortization of organization expenses and excluding any brokerage costs, interest, taxes or extraordinary expenses) ("Operating Expenses") incurred in the operation of each Series, as is necessary to reduce the total Operating Expenses of each Series to the following annual percentages of the average daily net assets of each Series:


     Series                                                       Percentage
     ------                                                       ----------


     Alger Equity Growth Series                                    0.90
     Davis Venture Value Series                                    0.90
     Goldman Sachs Midcap Value Series                             0.90
     Loomis Sayles Balanced Series                                 0.85
     MFS Investors Series                                          0.90
     MFS Research Managers Series                                  0.90
     Morgan Stanley International Magnum Equity Series             1.30
     Salomon Brothers Strategic Bond Opportunities Series          0.85
     Salomon Brothers U.S. Government Series                       0.70
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     2.   Each Series agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to such Series pursuant to
Section 1 of this Agreement, subject to the limitations provided in this Section
2. Such repayment shall be made monthly, but only if the Operating Expenses of the Series in question, without regard to such repayment, are at an annual rate (as a percentage of that Series's average daily net assets) based on that Series' then-current fiscal year that is less than the percentage rate for such Series set forth in Section 1. Furthermore, the amount repaid by a Series in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses of the Series do not exceed the annual rate (as a percentage of that Series's average daily net assets) for such Series set forth in Section 1.

     Amounts of fees waived and expenses borne by the Adviser with respect to a Series pursuant to Section 1 during any fiscal year of such Series shall not be repayable if the amounts repayable by such Series pursuant to the immediately preceding two sentences during the period ending two years (three years in the case of MFS Investors Series and MFS Research Managers Series) after the end of such fiscal year are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will any Series be obligated to repay any fees waived or expenses borne by the Adviser with respect to any other Series.

     3. The Adviser may by notice in writing to the Trust terminate its obligation under Section 1 to waive fees or bear expenses with respect to any Series in any period following the date specified in such notice (or change the percentage specified in Section 1 with respect to such Series), but no such change shall affect the obligation (including the amount of the obligation) of the Series to repay amounts of fees waived or expenses borne by the Adviser during periods prior to the date specified in such notice.

     4. A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to each Series listed in Section 1 hereof on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund belonging to the respective Series.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                    NEW ENGLAND ZENITH FUND


                                    By:  /s/ John F. Guthrie
                                        ----------------------------------
                                       John F. Guthrie
                                       Senior Vice President


                                    NEW ENGLAND INVESTMENT
                                    MANAGEMENT, INC.


                                    By:  /s/ John F. Guthrie
                                        ----------------------------------
                                       John F. Guthrie
                                       Senior Vice President


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